UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2022

Bowman Consulting Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-40371	54-1762351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12355 Sunrise Valley Drive, Suite 520

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 464-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BWMN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 8, 2022, Bowman Consulting Group Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with D.A. Davidson & Co., as representative of the underwriters named in the Underwriting Agreement (the “Underwriters”), and the attorneys-in-fact on behalf of the selling stockholders, including the Company’s President, Chairman and Chief Executive Officer, named in the Underwriting Agreement (the “Selling Stockholders”), relating to an underwritten follow-on public offering (the “Offering”) of its common stock, par value $0.01 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company agreed to sell 900,000 shares of Common Stock, and the Selling Stockholders agreed to sell an aggregate of 150,000 shares of Common Stock, to the Underwriters at a public offering price of $16.00 per share. The Company granted the Underwriters a 30-day over-allotment option to purchase up to 157,500 additional shares of Common Stock, equivalent to 15% of the shares of Common Stock sold in the Offering, pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-262464), under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on February 11, 2022, and the Company sold 900,000 shares of Common Stock to the Underwriters for total gross proceeds of $16.8 million. After deducting the underwriting commissions, discounts, and offering expenses, the Company received net proceeds of approximately $13.1 million. The Selling Stockholders sold an aggregate of 150,000 shares of Common Stock in the Offering. The Company did not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On February 8, 2022 and February 11, 2022, the Company issued press releases announcing the pricing of the Offering and the closing of the Offering, respectively. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 8, 2022, by and among the Company, D.A. Davidson & Co., as representative of the Underwriters named therein and the attorneys-in-fact on behalf of the Selling Stockholders named therein.

99.1	Press release dated February 8, 2022.

99.2	Press release dated February 11, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWMAN CONSULTING GROUP LTD.

Date: February 14, 2022	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer